Exhibit j under Form N-1A

Exhibit 23 under Item 601/REg.S-K

KPMG LLP

Two Financial Center

60 South Street

Boston, MA 02111

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Federated MDT Stock Trust:

We consent to the use of our reports dated December 23, 2011, with respect to the financial statements of Federated MDT Stock Trust as of October 31, 2011, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm”, “Addresses”, and “Appendix” in the Statement of Additional Information.

Boston, Massachusetts

December 23, 2011